EXHIBIT 24.1

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Net2000 Communications, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Clayton A. Thomas, Jr., Donald E. Clarke and Nancy A. Spangler, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) relating to the proposed issuance of Common Stock and other securities pursuant to the exercise of stock options granted under the Amended and Restated 1999 Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clayton A. Thomas, Jr. Clayton A. Thomas, Jr	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 11, 2001

/s/ Duane Albro Duane Albro	President and Director	June 5, 2001

/s/ Eric Geis Eric Geis	Director	June 4, 2001

/s/ Clyde Heintzelman Clyde Heintzelman	Director	June 4, 2001

/s/ Steven T. Francesco Steven T. Francesco	Director	June 11, 2001

/s/ Patrick Gross Patrick Gross	Director	June 5, 2001

/s/ Brooke B. Coburn Brooke B. Coburn	Director	June 11, 2001

/s/ Anthony J. Bolland Anthony J. Bolland	Director	June 7, 2001